UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

ARTHROCARE CORPORATION
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-027422 (Commission File Number)	94-3180312 (I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100 Austin, TX 78735 (Address of principal executive offices, including zip code)

(512) 391-3900 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Amendment to a Material Definitive Agreement.

On April 1, 2009, ArthroCare Corporation (the “Company”) received a letter (the “Letter”) from the Agent under its credit agreement dated as of January 13, 2006, as amended, (the “Credit Agreement) with a syndicate of banks (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Agent”).  The Letter notified the Company that as a result of the existence of certain Events of Default under, and pursuant to Section 8.02 of, the Credit Agreement, the Administrative Agent, at the request of the Lenders, terminated the commitments of the Lenders to make additional loans and the Agent to make credit extensions including letters of credit under the Credit Agreement, effective as of close of business on March 31, 2009.  A copy of the Letter is attached hereto as Exhibit 10.73 and is incorporated herein by reference.

Under previously disclosed waivers to the Credit Agreement, the Company had agreed not to request draws from the commitment under the Credit Agreement.  The Company does not believe that this amendment will affect its liquidity either in the short or long term.

Additionally, while the Letter stated that neither the Agent nor the Lenders are presently exercising any other rights, powers, or remedies available to them (which include the right to accelerate the maturity of the $45 million of indebtedness outstanding under the Credit Agreement), all such rights, powers and remedies were expressly reserved.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts are forward-looking statements. These statements are based on beliefs and assumptions by management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Examples of these factors include, but are not limited to: unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review of the Company’s internal controls and the review of insurance billing and healthcare fraud-and-abuse compliance practices being conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Reviews”); the likelihood that deficiencies in the Company’s internal controls constitute material weaknesses in the Company’s internal control over financial reporting; the impact on the Company’s liquidity resulting from the Lenders termination of the commitment of each Lender to make Loans and the Agent to make other credit extensions under the Company’s Credit Agreement; the Company’s ability to cure or otherwise resolve any Events of Default under the Credit Agreement; unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public auditing firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the response from the Company’s lenders to the results of the Reviews; the reactions of payors to the results of the review of insurance billing and healthcare fraud-and-abuse compliance practices; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation and the anticipated arbitration proceeding; the Company’s ability to cure or otherwise resolve any Events of Default under the Credit Agreement; the results of the investigations being conducted by the SEC and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company's financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Employment Agreement of Acting President and Chief Executive Officer

On March 30, 2009, ArthroCare Corporation (the “Company”) entered into an employment agreement with David Fitzgerald, the Company’s Acting President and Chief Executive Officer.  The following is a brief description of the material terms and conditions of the Mr. Fitzgerald’s Employment Agreement.

Pursuant to the terms of Mr. Fitzgerald’s Employment Agreement, Mr. Fitzgerald will be paid a base salary of $480,000 per year, which will be retroactive to February 18, 2009.   The base salary will be reviewed annually and may be increased by the Company’s Board of Directors or Compensation Committee (the “Base Salary”).  Mr. Fitzgerald is also eligible for an annual performance-based bonus (the “Annual Bonus”) that will include cash (in an amount up to 75% of the Base Salary) and equity awards (having, with respect to stock options and stock appreciation rights, a Black-Scholes value and, with respect to restricted stock and restricted stock units, underlying shares with a fair market value on the date of grant of up to 25% of the Base Salary).  The exact amount and composition of the Annual Bonus will be determined by the Board of Directors in consultation with Mr. Fitzgerald, based upon mutually agreed performance objectives, both personal and corporate.

If Mr. Fitzgerald’s employment is terminated involuntarily without cause or he resigns due to a constructive termination of his employment (an “Involuntary Termination”, as defined in Mr. Fitzgerald’s Employment Agreement) within 24 months after a Change of Control (as defined in Mr. Fitzgerald’s Employment Agreement), and subject to Mr. Fitzgerald executing and not revoking a general mutual release of claims in a form acceptable to the Company, Mr. Fitzgerald shall receive certain severance benefits.  Following the date of such termination, Mr. Fitzgerald shall receive an amount equal to the sum of (i) Mr. Fitzgerald’s base salary (on a monthly basis) multiplied by the length of the “Continuation Period,” which in the case of an Involuntary Termination within 24 months of a Change of Control means, “a duration equal to two months for each full month of Mr. Fitzgerald’s employment as Acting President and Chief Executive Officer of the Company, up to a maximum of 24 months,” plus (ii) an amount equal to the cash portion of Mr. Fitzgerald’s target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100% of budget or plan) multiplied by the length of the Continuation Period, divided by 12.  Such severance payments will be made periodically in the same amounts and at the same intervals as the payments of base salary were made immediately prior to termination of employment.  In addition, during the Continuation Period, the Company shall continue to make available to Mr. Fitzgerald and his spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company which were available to such individuals on the date of such termination of employment to the extent permitted by law and subject to the terms and conditions of the relevant plan or program.  During the Continuation Period, Mr. Fitzgerald will also be eligible to receive a payment of $1,500 per month, which is intended to reimburse him for the amount of his premium payment for group health coverage he elects pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

Additionally, the vesting and exercisability of all of Mr. Fitzgerald’s outstanding equity awards shall be automatically accelerated and any transfer or forfeiture restrictions on such equity awards automatically lapse as to 100% of the unvested shares subject thereto at the time of any Change of Control.

If Mr. Fitzgerald’s employment with the Company is terminated as a result of an Involuntary Termination at any time prior to a Change of Control or after the 24-month period following a Change of Control, then, subject to his executing and not revoking a general release of claims against the Company, Mr. Fitzgerald shall be entitled to a lump sum payment equal to the sum of (i) Mr. Fitzgerald’s base salary (on a monthly basis) multiplied by the length of the “Continuation Period”, which in the case of an Involuntary Termination apart from a Change of Control means, “a duration equal to two months for each full month of Mr. Fitzgerald’s employment as Acting President and Chief Executive Officer of the Company, up to a maximum of 18 months,” plus (ii) an amount equal to the cash portion of Mr. Fitzgerald’s target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100% of budget or plan) multiplied by the length of the Continuation Period, divided by 12.  In addition, during the Continuation Period the Company shall continue to make available to Mr. Fitzgerald and his spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company which were available to such individuals on the date of such termination of employment to the extent permitted by law and subject to the terms and conditions of the relevant plan or program. During the Continuation Period, Mr. Fitzgerald will also be eligible to receive a payment of $1,500 per month, which is intended to reimburse him for the amount of his premium payment for group health coverage he elects pursuant to COBRA.

In addition to the benefits described above, Mr. Fitzgerald is also eligible to receive discretionary grants of stock options and other equity awards including stock appreciation rights, restricted stock and restricted stock units.

The foregoing description of Mr. Fitzgerald’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Fitzgerald’s Employment Agreement, a copy of which is attached hereto as Exhibit 10.74 and is incorporated herein by reference.

Appointment and Employment Agreement of Chief Financial Officer

On April 2, 2009, ArthroCare Corporation (the “Company”) announced that Todd Newton was appointed as the Company’s Senior Vice President and Chief Financial Officer, effective as of April 2, 2009.  Mr. Newton will report directly to David Fitzgerald, the Company’s Acting President and Chief Executive Officer. There are no relationships between Mr. Newton and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.   A copy of the Company’s press release announcing Mr. Newton’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 2, 2009, the Company and Mr. Newton entered into an employment agreement whereby Mr. Newton will serve as the Company’s Senior Vice President and Chief Financial Officer.  Pursuant to the terms of Mr. Newton’s Employment Agreement, Mr. Newton will be paid a base salary of $285,000 per year (the “Base Salary”), which will be reviewed annually and may be increased by the Board of Directors or Compensation Committee.  Mr. Newton is also eligible for an annual performance-based bonus (the “Annual Bonus”) in an amount up to 60% of the Base Salary.

If Mr. Newton’s employment is terminated involuntarily without cause or he resigns due to a constructive termination of his employment (an “Involuntary Termination”, as defined in Mr. Newton’s Employment Agreement) within 24 months after a Change of Control (as defined in Mr. Newton’s Employment Agreement), and subject to Mr. Newton executing and not revoking a general release of claims in a form acceptable to the Company, Mr. Newton shall receive certain severance benefits.  Following the date of such termination, Mr. Newton shall receive an amount equal to the sum of (i) Mr. Newton’s base salary (on a monthly basis) multiplied by the length of the “Continuation Period,” which in the case of Mr. Newton’s Involuntary Termination within 24 months of a Change of Control is defined as “a duration equal to two months for each full month of Mr. Newton’s employment as Senior Vice President and Chief Financial Officer of the Company, up to a maximum of 24 months,” plus (ii) an amount equal to the cash portion of Mr. Newton’s target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100% of budget or plan) multiplied by the length of the Continuation Period, divided by 12.  Such severance payments will be made periodically in the same amounts and at the same intervals as the payments of Base Salary were made immediately prior to termination of employment.  In addition, during the Continuation Period, the Company shall continue to make available to Mr. Newton and his spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company which were available to such individuals on the date of such termination of employment to the extent permitted by law and subject to the terms and conditions of the relevant plan or program.  During the Continuation Period, Mr. Newton will also be eligible to receive a payment of $1,500 per month, which is intended to reimburse him for the amount of his premium payment for group health coverage he elects pursuant to COBRA.

Additionally, the vesting and exercisability of all of Mr. Newton’s outstanding equity awards shall be automatically accelerated and any transfer or forfeiture restrictions on such equity awards automatically lapse as to 50% of the unvested shares subject thereto at the time of any Change of Control. The vesting and exercisability of all of Mr. Newton’s outstanding equity awards shall be automatically accelerated and any transfer or forfeiture restrictions on such equity awards automatically lapse as to 100% of the unvested shares subject thereto at the time of any Change of Control that meets the definition of a Hostile Takeover (as defined in Mr. Newton’s Employment Agreement).

If Mr. Newton’s employment with the Company is terminated as a result of an Involuntary Termination at any time prior to a Change of Control or after the 24-month period following a Change of Control, then, subject to his executing and not revoking a general release of claims against the Company, Mr. Newton shall be entitled to a lump sum payment equal to the sum of (i) Mr. Newton’s base salary (on a monthly basis) multiplied by the length of the “Continuation Period”, which in the case of Mr. Newton’s Involuntary Termination apart from a Change of Control is defined as “a duration equal to two months for each full month of Mr. Newton’s employment as Senior Vice President and Chief Financial Officer of the Company, up to a maximum of 12 months”, plus (ii) an amount equal to the cash portion of Mr. Newton’s target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100% of budget or plan) multiplied by the length of the Continuation Period, divided by 12.  In addition, during the Continuation Period the Company shall continue to make available to Mr. Newton and his spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company which were available to such individuals on the date of such termination of employment to the extent permitted by law and subject to the terms and conditions of the relevant plan or program. During the Continuation Period, Mr. Newton will also be eligible to receive a payment of $1,500 per month, which is intended to reimburse him for the amount of his premium payment for group health coverage he elects pursuant to COBRA.

Under the terms of Mr. Newton’s Employment Agreement, Mr. Newton is also eligible to receive discretionary grants of stock options and other equity awards including stock appreciation rights, restricted stock and restricted stock units.

The foregoing description of Mr. Newton’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Newton’s Employment Agreement, a copy of which is attached hereto as Exhibit 10.75 and is incorporated herein by reference.

In addition to the benefits described in Mr. Newton’s Employment Agreement, Mr. Newton is eligible to receive benefits under the Restatement Bonus Plan, a copy of which is attached hereto as Exhibit 10.76 and herein incorporated by reference.  The purpose of the Restatement Bonus Plan is to provide additional incentive for selected employees to facilitate the process of the restatement of the Company’s financial statements by providing the opportunity for such employees to receive the right to receive a bonus in the form of additional options to purchase shares of the Company’s stock after the date the Company files with the Securities and Exchange Commission all reports and other materials to evidence the restatement (the “Restatement Date”). Under the Restatement Bonus Plan, Mr. Newton has the right to be granted an option to purchase Company stock (the “Option”) on the date five business days after the Restatement Date (the “Grant Date”).  The number of shares of the Company’s stock subject to the Option shall be equal to 50% of the Mr. Newton’s Base Salary divided by the estimated fair value per share of the Company's common stock, as of the Grant Date, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R) for purposes of recognizing the amount of stock-based compensation expense in the Company’s financial statements, rounded down to the nearest whole share.  The Option shall be granted pursuant to the Company’s Amended and Restated 2003 Incentive Stock Plan (the “2003 Plan”), and shall have an exercise price per share equal to the fair market value (as defined in the 2003 Plan) of a share of the Company’s common stock on the Grant Date.  The Option shall be subject to the terms and conditions of the 2003 Plan and the Company’s standard form of stock option agreement to evidence grants thereunder, which Mr. Newton must execute as a condition to receiving the Option.

In connection with Mr. Newton’s employment by the Company, Mr. Newton and the Company entered into an indemnification agreement with the Company pursuant to which the Company will, among other things indemnify Mr. Newton in connection with certain proceedings, a copy of which is attached hereto as Exhibit 10.77 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.73
Letter dated April 1, 2009, from Bank of America, N.A., as Administrative Agent under the Credit Agreement dated as of January 13, 2006, as amended, by and among ArthroCare Corporation, the Subsidiaries thereof party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer.

10.74	Employment Agreement of David Fitzgerald
10.75	Employment Agreement of Todd Newton
10.76	Restatement Bonus Plan
10.77	Indemnification Agreement of Todd Newton
99.1	Press release Dated April 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: April 3, 2009	By:	/s/ David Fitzgerald
David Fitzgerald
Acting President and Chief Executive Officer